Exhibit 24.1

POWER OF ATTORNEY

Know by all these present, that the undersigned, Gary Torgow, having a business address of 2301 West Big Beaver Rd, Suite 525, Troy, Michigan 48084 and a business telephone number of 248-498-2802, hereby constitutes and appoints J. Brennan Ryan, Esq., Allie Nagy, Esq. and Kelly R. Snipes, Paralegal as representatives of Nelson Mullins Riley & Scarborough, LLP (“NMRS”) and Suzanne R. Ryan, Paralegal, as a representative of Talmer Bancorp, Inc. as their undersigned’s true and lawful attorney-in-fact for the following limited purposes:

1)             to file for and on behalf of the undersigned, in the undersigned’s capacity as Chairman and a Director of Talmer Bancorp, Inc. (the “Company”), the SEC’s Form ID Application in order to obtain EDGAR filing codes in addition to filing the Forms 3, 4, and 5 from time to time, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

2)             to do and perform any and all acts for an on behalf of the undersigned that may be necessary or desirable to complete and execute any such Application on Form ID, Form 3, 4, or 5 and file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3)             to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion, and limited to filings required under Section 16(a) of the Securities Exchange Act of 1934.

The undersigned hereby grants to such attorney-in-fact limited power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is NMRS or the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23 day of January, 2014.

Signature:	/s/ Gary Torgow

Print full name & title:	Gary Torgow, Chairman and a Director